UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2019

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12d-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2019, Gerald B. Engen, Jr. informed the Board of Directors (the “Board”) of MYR Group Inc. (the “Company”) that he was resigning from his positions as the Company’s Chief Legal Officer and corporate Secretary, effective immediately. Mr. Engen will continue in his role as Senior Vice President through June 28, 2019, at which time he intends to retire from the Company. The Board has appointed William F. Fry as the Company’s Vice President, Chief Legal Officer and corporate Secretary, effective immediately.

Mr. Fry has over 20 years of experience in the construction industry and holds a Bachelor of Science degree in civil engineering, a Masters of Business Administration and a Juris Doctorate. Mr. Fry has held executive management positions with publicly traded companies, including the positions of general counsel and corporate secretary.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Fry and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Fry and any other person pursuant to which Mr. Fry was appointed. There are no transactions in which Mr. Fry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Fry’s appointment to the position of Vice President, Chief Legal and corporate Secretary, the Company has entered into an employment agreement with Mr. Fry (the “Fry Employment Agreement”), with an effective date of January 21, 2019. Under the Fry Employment Agreement, Mr. Fry is eligible to receive a base salary of $325,000 per year and is eligible to participate in all incentive, 401(k), profit sharing, retirement and welfare benefit plans, policies and arrangements generally applicable to our other similarly-situated executive officers. In addition, Mr. Fry has received a sign-on bonus of $100,000. Subject to prior notice, the Fry Employment Agreement automatically renews annually for an additional one-year term following an initial term that expires on December 20, 2019. The Fry Employment Agreement contains non-competition covenants restricting the ability of Mr. Fry from competing with us, soliciting our clients or recruiting our employees during the term of his employment and for a period of one year thereafter, as well as prohibiting him from disclosing confidential information and trade secrets of the Company.

Under the Fry Employment Agreement, if Mr. Fry’s employment is terminated without cause, or he resigns with good reason, Mr. Fry would be eligible to receive a lump sum severance payment equal to (1) two times the sum of his base salary and target bonus (or three times, in the case of a termination without cause or for good reason within one year following a "change of control" (as defined in the Fry Employment Agreement)) plus (2) the cost of maintaining COBRA continuation coverage for himself and his dependents for 24 months. The Fry Employment Agreement does not provide for any golden parachute excise tax gross up.

* * * * *

This foregoing description of the terms of the Fry Employment Agreement is qualified in its entirety by reference to the terms and conditions of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: January 22, 2019	By:	/s/ BETTY R. JOHNSON
		Name:	Betty R. Johnson
		Title:	Senior Vice President and Chief Financial Officer